EXHIBIT 10.2

COLLATERAL AGREEMENT
made by
AMBAC LSNI, LLC,
in favor of
THE BANK OF NEW YORK MELLON
as Note Collateral Agent and Trustee
DATED AS OF February 12, 2018

TABLE OF CONTENTS
Page
ARTICLE I

DEFINED TERMS
Section 1.1    Definitions    1
Section 1.2    Other Definitional Provisions    3
ARTICLE II

GRANT OF SECURITY INTEREST
Section 2.1    Grant    4
Section 2.2    Excluded Assets    5
Section 2.3    Establishment of the Ambac Note Proceeds Collateral Account    5
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of the Company    6
ARTICLE IV

COVENANTS
Section 4.1    Covenants of the Company    8
ARTICLE V

REMEDIAL PROVISIONS
Section 5.1    Proceeds to Be Turned Over to Note Collateral Agent    10
Section 5.2    Application of Proceeds    10
Section 5.3    Code and Other Remedies    10
Section 5.4    Waiver; Deficiency    11
Section 5.5    Control of RMBS Litigation    11
ARTICLE VI

THE NOTE COLLATERAL AGENT
Section 6.1    Duty of Note Collateral Agent    12
Section 6.2    Financing Statements    12

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Section 6.3    Custody and Related Services    12
Section 6.4    Authority of Note Collateral Agent    14
Section 6.5    Rights of the Note Collateral Agent    14
Section 6.6    Power of Attorney    14
ARTICLE VII

MISCELLANEOUS
Section 7.1    Amendments in Writing    15
Section 7.2    Notices    15
Section 7.3    No Waiver by Course of Conduct; Cumulative Remedies    15
Section 7.4    Successors and Assigns    15
Section 7.5    Counterparts    15
Section 7.6    Severability    16
Section 7.7    Section Headings    16
Section 7.8    Integration    16
Section 7.9    GOVERNING LAW    16
Section 7.10    Submission to Jurisdiction; Waivers    16
Section 7.11    Acknowledgments.    17
Section 7.12    WAIVER OF JURY TRIAL    17
Section 7.13    Releases    18

SCHEDULES

1	Notice Addresses of the Company

2	Perfection Matters

ii

COLLATERAL AGREEMENT
COLLATERAL AGREEMENT, dated as of February 12, 2018, between Ambac LSNI, LLC, a limited liability company formed under the laws of the Cayman Islands (the “Company”), and The Bank of New York Mellon, as Trustee and Note Collateral Agent (in such capacity, and together with its successors and assigns in such capacity, the “Note Collateral Agent”) for the Secured Parties (as such term is defined herein).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Indenture, dated as of February 12, 2018 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Indenture”), between the Company, and The Bank of New York Mellon, as trustee and note collateral agent on behalf of the Holders, the Company has issued LIBOR Plus 5.00% Insured Secured Notes Due 2023 in an aggregate principal amount of $2,154,351,378 (together with any notes issued in respect thereof pursuant to Sections 304, 305, 306, 312(c), 312(d) or 1008 of the Indenture, (the “Notes”)) upon the terms and subject to the conditions set forth therein;
WHEREAS, in accordance with the terms of the Indenture, the Company shall execute and deliver this Agreement to the Note Collateral Agent for the benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the premises and to induce the Trustee and Note Collateral Agent to enter into the Indenture on the Issue Date and to induce the Holders to purchase the Notes issued on the Issue Date, and in consideration of other valuable consideration (which receipt is hereby acknowledged), the Company hereby agrees with the Note Collateral Agent, for the benefit of the Secured Parties, as follows:
ARTICLE I

DEFINED TERMS
Section 1.1    Definitions.
(a)    Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms that are defined in the Code (as in effect on the date hereof) are used herein as so defined: account debtor, accounts, chattel paper, commercial tort claims, deposit accounts, documents, electronic chattel paper, goods, general intangibles, instruments, investment property, letters of credit, letter-of-credit rights, money, proceeds and securities account.
(b)    The following terms shall have the following meanings:
“AAC”: Ambac Assurance Corporation, a Wisconsin-domiciled insurance company.

“Agreement”: this Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.
“Ambac Event of Default”: as defined in the Indenture.
“Ambac Note”: as defined in the Indenture.
“Ambac Note Proceeds Collateral Account”: as defined in Section 2.3.
“Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Collateral”: as defined in Section 2.1.
“Company”: as defined in the Preamble hereto.
“Contracts”: all contracts, agreements, instruments and indentures in any form and portions thereof, to which the Company is a party or under which the Company or any property of the Company is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including (i) all rights of the Company to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Company to damages arising thereunder and (iii) all rights of the Company to perform and to exercise all remedies thereunder.
“Excluded Assets”: as defined in Section 2.2.
“Foreign Jurisdiction”: a jurisdiction other than the United States of America or any other jurisdiction in which the Company is organized, incorporated, formed, registered or domiciled.
“Governmental Authority”: the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).
“Holder” or “Noteholder”: as defined in the Indenture.
“Indebtedness”: as defined in the Indenture.
“Indenture”: as defined in the recitals hereto.
“Issue Date”: as defined in the Indenture.
“Liens”: as defined in the Indenture.
“Note Collateral Agent”: as defined in the Preamble hereto.

“Note Documents”: the collective reference to the Indenture, the Notes, this Agreement, and the other Note Security Documents, as the same may be amended, supplemented, waived, modified, replaced and/or refinanced from time to time in accordance with the terms hereof and Article IX of the Indenture.
“Note Security Documents”: as defined in the Indenture.
“Notes”: as defined in the recitals hereto.
“Obligations”: the collective reference to: all obligations and liabilities of the Company in respect of the unpaid principal of and interest on (including interest and fees (if any) accruing after the maturity of the Notes and interest and fees (if any) accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Company to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Notes or the other Note Documents entered into or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with any such agreement or a termination of any transaction entered into pursuant to any such agreement, fees, indemnities, costs, expenses or otherwise (including all reasonable and documented out-of-pocket fees, expenses and disbursements of counsel to the Trustee or Note Collateral Agent that are required to be paid by the Company pursuant to the terms of the Indenture or any other Note Document).
“Permitted Liens”: (1) Liens securing the Obligations of the Company, (2) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP, as applicable, (3) statutory Liens of landlords, (4) Liens arising by operation of law in favor of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice in respect of obligations and (5) Liens arising by operation of law in favor of the Company’s attorneys, which the Company is undertaking in good faith to discharge.
“Person”: any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, Governmental Authority or any other entity.
“RMBS”: residential mortgage-backed securities.
“RMBS Litigation”: as defined in the Indenture.
“Secured Parties”: the collective reference to the Trustee, the Note Collateral Agent, the Paying Agent, the Holders and the holders of any other Note Obligations, and each of their respective successors and assigns and their permitted transferees and endorsees.

Other Definitional Provisions.
(c)    The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Annex references are to this Agreement unless otherwise specified. The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”. Unless otherwise expressly provided herein, any definition of or reference to any agreement (including this Agreement and the other Note Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, supplemented, waived or otherwise modified from time to time (subject to any restrictions on such amendments, supplements, waivers or modifications set forth herein).
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)    All references in this Agreement to any of the property described in the definition of the term “Collateral” or to any proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral.
ARTICLE II
GRANT OF SECURITY INTEREST
Section 2.1    Grant. The Company hereby grants, to the Note Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of the Company, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Company, except as provided in Section 2.2. The grant of a security interest in the Collateral shall be, and is intended by the parties hereto to be, effective and respected in any liquidation or wind-up proceeding of the Company. The term “Collateral” means all right, title and interest of the Company in the following property (wherever located) whether now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest, (but excluding the Excluded Assets):
(a)    the Ambac Note, all agreements and instruments related thereto and all rights in respect to the foregoing.
(b)    all accounts;
(c)    all money (including all cash);
(d)    all chattel paper;
(e)    all Contracts;

(f)    all deposit accounts, including the Ambac Note Proceeds Collateral Account;
(g)    all documents;
(h)    all goods;
(i)    all general intangibles;
(j)    all instruments;
(k)    all investment property;
(l)    all letters of credit and letter-of-credit rights;
(m)    all commercial tort claims
(n)    all books and records pertaining to any of the foregoing; and
(o)    to the extent not otherwise included, all proceeds, accessions and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
Section 2.2    Excluded Assets. No security interest is or will be granted pursuant to this Agreement or any other Note Security Document in any right, title or interest of the Company under or in, and “Collateral” shall not include (the following, the “Excluded Assets”) any assets over which the granting of such a security interest in such assets by the Company would be prohibited by any contract permitted under the Indenture, applicable law, regulation, permit, order or decree or the organizational or joint venture documents of any non-wholly owned Subsidiary (including permitted liens, leases and licenses), or requires a consent (to the extent that, with respect to any assets that would otherwise constitute Collateral, the Company has sought such consent using commercially reasonable efforts) of any Governmental Authority that has not been obtained (in each case after giving effect to the applicable anti-assignment provisions of the Code to the extent that the assignment of which is expressly deemed effective under the Code notwithstanding such prohibition).
Section 2.3    Establishment of the Ambac Note Proceeds Collateral Account . The Note Collateral Agent shall establish a single, segregated non-interest bearing deposit account in the State of New York and in the name of the Company which shall be designated as the “Ambac Note Proceeds Collateral Account.” For the purposes of Article 9 of the Uniform Commercial Code, the “bank’s jurisdiction” of the Note Collateral Agent shall be the State of New York. The proceeds of any redemption of the Ambac Note shall be deposited in the Ambac Note Proceeds Collateral Account. The only permitted withdrawal or application of funds on deposit in, or otherwise to the credit of, the Ambac Note Proceeds Collateral Account prior to the payment in full of the Obligations, shall be to redeem the Notes in accordance with the Indenture.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of the Company. The Company hereby represents and warrants to the Note Collateral Agent on the date hereof that:
3.1.1    Title; No Other Liens. Except for the security interests granted to the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, the Company owns each item of the Collateral free and clear of any and all Liens securing Indebtedness. To the knowledge of the Company after due inquiry, no currently effective financing statement or other similar public notice with respect to any Lien securing Indebtedness on all or any part of the Collateral is on file or of record in any public office in the United States of America, any state, territory or dependency thereof or the District of Columbia, except, in each case, such as have been filed in favor of the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement or as relate to Permitted Liens or Liens for which termination statements will be duly filed on the Issue Date.
3.1.2    Perfected First Priority Liens.
(a)    This Agreement is effective to create, as collateral security for the Obligations of the Company, valid and enforceable Liens on the Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, except as to enforcement, as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(b)    Except with regard to any rights in favor of the United States government as required by law (if any), upon the completion of the filings listed on Schedule 2, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein and excluding any commercial tort claims which cannot be perfected by a generic filing under the Code) perfected security interests in the Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons securing Indebtedness and enforceable as such as against all other Persons, except as to enforcement, as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
3.1.3    Jurisdiction of Organization. On the date hereof, (i) the Company’s jurisdiction of organization, formation or registration is the Cayman Islands and (ii) the Company’s location (as determined by Section 9-307 of the Code) is the Cayman Islands.

3.1.4    Good Standing of the Company. The Company has been duly incorporated or organized (as applicable) and is validly existing as a corporation or a limited liability company (as applicable) in good standing under the laws of the jurisdiction in which it is chartered, formed, registered or organized, with power and authority (corporate or otherwise) to own, lease and operate its properties and conduct its business and to enter into and perform its obligations under the Note Documents to which it is a party; and the Company has no business or operations in any other jurisdiction other than those conducted for the purpose described in Section 404 of the Indenture.
3.1.5    Note Documents The Note Documents to which the Company is a party have been duly authorized by the Company, and when executed and delivered by the Company (assuming due authorization, execution and delivery by the counterparties thereto, as applicable), will be duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
3.1.6    Absence of Existing Defaults and Conflicts. The Company is not in violation of its charter or by-laws or comparable constituting documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except such defaults that would not, individually or in the aggregate, be reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents to which it is a party.
3.1.7    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Note Documents to which the Company is a party, including the issuance of Notes contemplated thereby, and compliance with the terms and provisions hereof and thereof, will not violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter, articles, limited liability company agreement, by-laws or comparable constituting documents of the Company (other than any violation of or conflict with any such charter, articles, limited liability company agreement, by-laws or comparable constituting documents that would not, individually or in the aggregate with all such other violations or conflicts, be reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents), (b) any order, law, treaty, rule, regulation, judgment or determination applicable to the Company of any court, governmental agency or body (including, without limitation, any insurance regulatory agency or body) or arbitrator having jurisdiction over the Company (other than any violation of or conflict with any such order, law, treaty, rule, regulation, judgment or determination that would not, individually or in the aggregate with all such other violations or conflicts, be reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents to which it is a party) or (c) the terms of any bond, debenture, note, other evidence of indebtedness, agreement, indenture, lease or other instrument to which the Company is a party or by which it is bound or by which any of its properties is subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any such bond, debenture, note, other evidence of indebtedness, agreement, indenture, lease or other instrument (other than any conflict, breach or default or lien, charge or encumbrance that would not, individually or in the aggregate, be reasonably likely to adversely affect the performance by the Company of its obligations under the Note Documents to which it is a party.
3.1.8    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental agency or body (including, without limitation, any insurance regulatory agency or body) is required for the execution by the Company of the Note Documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby, or for the performance by the Company of its obligations under the Note Documents to which it is a party, except those that have been already obtained.
ARTICLE IV
COVENANTS
Section 4.1    Covenants of the Company. The Company covenants and agrees with the Note Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the release of all of the Collateral or the termination of this Agreement in accordance with the terms of the Indenture;
4.1.1    Maintenance of Perfected Security Interest; Further Documentation.
(a)    The Company shall use commercially reasonable efforts to maintain the security interest created by this Agreement in the Collateral as a perfected security interest as and to the extent described in Section 3.1.2 and to defend the security interest created by this Agreement in the Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof) for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by the Company.
(b)    Except as otherwise permitted by the Indenture, the Company will not impair the rights of the Note Collateral Agent in the Collateral.
(c)    The Company shall use commercially reasonable efforts to take any and all actions reasonably necessary or required or reasonably requested by the Note

Collateral Agent (acting at the direction of the requisite Holders pursuant to the terms of the Indenture and in each case at the sole expense of the Company), so as at all times to maintain the validity, perfection, enforceability and priority of the security interest in and Lien on the Collateral granted to the Note Collateral Agent herein or to enable the Note Collateral Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including (i) immediately discharging all Liens on the Collateral other than Permitted Liens, (ii) filing any financing and continuation statements or similar documents, and (iii) promptly executing and delivering control agreements, and, during the continuance of an Ambac Event of Default, instruments of pledge, notices and assignments and other documents, in each case relating to the creation, validity, perfection, maintenance or continuation of the Note Collateral Agent’s security interest in and Lien on the Collateral; provided that, notwithstanding any other provision of this Agreement or any other Note Document, the Company will not be required (x) to take any action in any Foreign Jurisdiction, or required by the laws of any such Foreign Jurisdiction, or to enter into any security agreement or pledge agreement governed by the laws of any such Foreign Jurisdiction, in order to create any security interests (or other Liens) in Collateral located or titled in such Foreign Jurisdiction, or in order to perfect any security interests (or other Liens) in any such Collateral, other than in each case, Collateral consisting of the Ambac Note or the Ambac Note Proceeds Collateral Account, if such Collateral consisting of the Ambac Note or the Ambac Note Proceeds Collateral Account is located in a Foreign Jurisdiction or (y) to deliver control agreements with respect to, or confer perfection by “control” over, any deposit, bank or securities account or other Collateral, other than with respect to the Ambac Note Proceeds Collateral Account.
(d)    Upon the occurrence and during the continuance of an Ambac Event of Default, the Note Collateral Agent may liquidate, or notify any bank or securities intermediary subject to an account control agreement to liquidate, any deposit account or securities account or any related investment property maintained or held thereby and remit the proceeds thereof to the Note Collateral Agent.
4.1.2    Changes in Name, Jurisdiction of Organization, etc. The Company will give prompt written notice to the Note Collateral Agent of any change in its name or location (as determined by Section 9-307 of the Code) (whether by merger or otherwise) (and in any event within 30 days of such change), and within 10 days after such notice, the Company shall deliver to the Note Collateral Agent copies (or other evidence of filing) of all additional filed financing statements and other documents reasonably necessary to maintain the validity, perfection and priority of the security interests created hereunder and other documents reasonably requested by the Note Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.
4.1.3    Maintenance of Records. The Company will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.
4.1.4    Limitations on Liens. The Company shall not create or suffer to exist any Lien on or over the Ambac Note or its assets constituting Collateral, except Permitted Liens.
ARTICLE V
REMEDIAL PROVISIONS
Section 5.1    Proceeds to Be Turned Over to Note Collateral Agent. If an Ambac Event of Default shall occur and be continuing, and the Note Collateral Agent shall have instructed the Company to do so, all proceeds of Collateral received by the Company consisting of cash, checks and other cash equivalent items shall be held by the Company in trust for the Note Collateral Agent and the other Secured Parties, as applicable, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Note Collateral Agent, as applicable (or their respective agents appointed for purposes of perfection), in the exact form received by the Company (duly indorsed by the Company to the Note Collateral Agent, if required). All proceeds of Collateral while held by the Note Collateral Agent (or by the Company in trust for the Note Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of the Company and shall not constitute payment thereof until applied as provided in Section 5.2.
Section 5.2    Application of Proceeds. It is agreed that if an Ambac Event of Default shall occur and be continuing, any and all proceeds of the Collateral received by the Note Collateral Agent (whether from the Company or otherwise) shall be held by the Note Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the Company (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Note Collateral Agent, be applied by the Note Collateral Agent against the Obligations of the Company then due and owing in the following order of priority:
First: to the payment of all amounts due the Trustee under Section 707 of the Indenture;
Second: to the payment of all amounts due the Note Collateral Agent under Section 1210 of the Indenture;
Third: to the payment of the amounts then due and unpaid upon the other Obligations of the Company ratably, without preference or priority of any kind, according to the amounts due and payable on such Obligations; provided that any such application of proceeds shall be made on a pro rata basis as between and among the Holders and their respective successors and assigns and their permitted transferees and endorsees;

Fourth: to be held as Collateral in the Ambac Note Proceeds Collateral Account to secure all Obligations under or in respect of the Notes until the payment in full in cash of all Obligations (other than contingent indemnification obligations) on the Notes; and
Fifth:    to the Company.
Section 5.3    Code and Other Remedies. If an Ambac Event of Default shall occur and be continuing, the Note Collateral Agent, on behalf of the Secured Parties, may (but shall not be obligated to) exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law and Section 5.5, all rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral) and under any other applicable law and in equity. Without limiting the generality of the foregoing, to the extent permitted by applicable law and Section 5.5 and solely during the continuance of an Ambac Event of Default, the Note Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances (but shall not be obligated to), forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Note Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent permitted by law, the Note Collateral Agent or any other Secured Party shall have the right, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. The Note Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.3, after deducting all reasonable and documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Note Collateral Agent hereunder, including reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the Company then due and owing, in the order of priority specified in Section 5.2. To the extent permitted by applicable law, (i) the Company waives all claims, damages and demands it may acquire against the Note Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Note Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
Section 5.4    Waiver; Deficiency. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full, the

Notes, reimbursement obligations constituting Obligations of the Company and, to the extent then due and owing, all other Obligations of the Company and the reasonable fees and disbursements of any attorneys employed by the Note Collateral Agent or any other Secured Party to collect such deficiency.
Section 5.5    Control of RMBS Litigation. Notwithstanding any of the foregoing, or anything else in this Agreement, the Indenture or the other Note Documents to the contrary, at all times, AAC and the Segregated Account (if not merged with and into the Company) will control the RMBS Litigation in all respects (including, without limitation, all decisions as to strategy, settlement, pursuit and abandonment), and (a) none of (x) the Trustee, (y) any holder of the Notes or of any beneficial interest, or (z) the Note Collateral Agent shall have any right to join or participate in the RMBS Litigation in any way and (b) none of (x) the Trustee, (y) any holder of the Notes or of any beneficial interest, or (z) the Note Collateral Agent shall sell, transfer, or assign (or direct the Company to sell, transfer, or assign) the Ambac Note.
ARTICLE VI

THE NOTE COLLATERAL AGENT
Section 6.1    Duty of Note Collateral Agent. The Note Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Note Collateral Agent deals with similar property for its own account. None of the Note Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Note Collateral Agent and the other Secured Parties hereunder are solely to protect the Note Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Note Collateral Agent or any other Secured Party to exercise any such powers. The Note Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and to the maximum extent permitted by applicable law, neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision).
Section 6.2    Financing Statements. Pursuant to any applicable law, the Company authorizes the Note Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such filing offices at the Note Collateral Agent’s sole discretion and as the Note Collateral Agent reasonably determines appropriate to perfect or continue the perfection of the security interests of the Note Collateral Agent under this Agreement. The Note Collateral Agent agrees to notify the Company of any financing or continuation statement filed by it, provided that any failure to give notice shall not affect the validity or effectiveness of any such filing; provided, however, such authorization shall not relieve the Company from its obligation to take all actions necessary to perfect and maintain the perfection of the Note Collateral Agent’s Lien on the Collateral as provided herein, which includes the filing of any financing statements or continuation statements. The Company authorizes the Note Collateral Agent to use any collateral description reasonably determined by the Note Collateral Agent, including the collateral description “all personal property” or “all assets” or words of similar meaning in any such financing statements. All charges, expenses and fees that the Note Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid by the Company to the Note Collateral Agent immediately upon demand. Notwithstanding the foregoing, nothing in this Section 6.2 obligates the Note Collateral Agent to file or record financing statements or other filing or recording documents or instruments with respect to the Collateral.
Section 6.3    Custody and Related Services.
(a)    With respect to any action taken by the Note Collateral Agent or the exercise or non-exercise by the Note Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein, the Note Collateral Agent shall notify the Company of the date or dates by when such rights must be exercised or such action must be taken provided that the Note Collateral Agent has received, from AAC or the relevant depository, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, the Note Collateral Agent shall have no liability for failing to so notify the Company.
(b)    The Company shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Collateral held on behalf of the Company or any transaction related thereto. The Company shall indemnify the Note Collateral Agent for the amount of any Tax that the Note Collateral Agent or any withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Company (including any payment of Tax required by reason of an earlier failure to withhold). Notwithstanding the foregoing sentence, the Note Collateral Agent acknowledges that the Company is a disregarded entity for U.S. federal income tax purposes that is owned by a U.S. corporation and, therefore, agrees that no U.S. withholding Tax is required to be withheld on any payment made to the Company. The Note Collateral Agent shall, or shall instruct the applicable withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Collateral and any proceeds or income from the sale, loan or other transfer of any Collateral. In the event that the Note Collateral Agent is required under applicable law to pay any Tax on behalf of the Company, the Note Collateral Agent is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, the Note Collateral Agent shall promptly notify the Company of the additional amount of cash required, and the Company shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by the Note Collateral Agent as specified herein. In the event that the Note Collateral Agent or the Company reasonably believes that the Company is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Company under any applicable law, the Note Collateral Agent shall, or shall instruct the applicable withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that the Note Collateral Agent shall have received from the Company all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that the Note Collateral Agent reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, the Note Collateral Agent shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Company to the Note Collateral Agent hereunder. The Company hereby agrees to indemnify and hold harmless the Note Collateral Agent in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Company, its successors and assigns, notwithstanding the termination of this Agreement.
Section 6.4    Authority of the Note Collateral Agent. The Company acknowledges that the rights and responsibilities of the Note Collateral Agent under this Agreement with respect to any action taken by the Note Collateral Agent or the exercise or non-exercise by the Note Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Note Collateral Agent and the Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Note Collateral Agent and the Company, the Note Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation, or entitlement, to make any inquiry respecting such authority. The Note Collateral Agent shall have the benefit of the rights, privileges and immunities contained in Section 1209 of the Indenture.
Section 6.5    Rights of the Note Collateral Agent. The Bank of New York Mellon is acting under this Agreement solely in its capacity as Note Collateral Agent under the Indenture and not in its individual capacity. In acting hereunder, the Note Collateral Agent shall be entitled to all of the rights, privileges and immunities granted to it under the Indenture, as if such rights, privileges and immunities were fully set forth herein.
Section 6.6    Power of Attorney . Upon the occurrence and continuance of an Ambac Event of Default, the Company hereby irrevocably makes, constitutes, and appoints the Note Collateral Agent (and any of the Note Collateral Agent’s officers, employees, or agents designated by the Note Collateral Agent) as the Company’s true and lawful attorney, with power to, subject to the provisions of Sections 5.2 and 5.5, (a) during the continuance of an Ambac Event of Default, if the Company refuses to, or fails timely to execute and deliver any of the documents described in Section 4.1.1 sign the name of the Company on any of the documents described in Section 4.1.1, (b) at any time that an Ambac Event of Default has occurred and is continuing, sign the Company’s name on any document relating to the Collateral of the Company, drafts against account debtors, or notices to account debtors, (c) send requests for verification of the Company’s accounts at any time when an Ambac Event of Default has occurred and is continuing, (d) during the continuance of an Ambac Event of Default, endorse the Company’s name on any of its payment items (including any and all of its collections) that may come into the Note Collateral Agent’s possession, (e) at any time that an Ambac Event of Default has occurred and is continuing, make, settle, and adjust disputes and claims respecting the Company’s accounts, chattel paper, or general intangibles directly with account debtors, for amounts and upon terms that the Note Collateral Agent determines to be reasonable, and the Note Collateral Agent may cause to be executed and delivered any documents and releases that the Note Collateral Agent determines to be necessary.
ARTICLE VII

MISCELLANEOUS
Section 7.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Note Collateral Agent, subject to Article IX of the Indenture; provided that any provision of this Agreement imposing obligations on the Company may be waived by the Note Collateral Agent in a written instrument executed by the Note Collateral Agent. In addition, the Indenture and any of the other Note Documents to which the Company is a party may be amended in accordance with the terms thereof.
Section 7.2    Notices. All notices, requests and demands to or upon the Note Collateral Agent or the Company hereunder shall be effected in the manner provided for in Section 109 of the Indenture; provided that any such notice, request or demand to or upon the Company shall be addressed to the Company at its notice address set forth on Schedule 1, unless and until the Company shall change such address by notice to the Note Collateral Agent given in accordance with Section 109 of the Indenture.
Section 7.3    No Waiver by Course of Conduct; Cumulative Remedies. None of the Note Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 hereof or Article IX of the Indenture), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Ambac Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Note Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Note Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Note Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 7.4    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Note Collateral Agent and the Secured Parties and their respective successors and assigns; provided that the Company may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Note Collateral Agent, except as permitted hereby or by the Indenture.
Section 7.5    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 7.6    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 7.7    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
Section 7.8    Integration. This Agreement and the other Note Documents represent the entire agreement of the Company, the Note Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Company, the Note Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Note Documents.
Section 7.9    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
Section 7.10    Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Note Documents to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New

York Supreme Court, the “New York Courts”) and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Note Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 7.10 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Trustee or the Note Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (iii) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iv) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party from asserting a claim or defense (including any claim or defense that this Section 7.10 would otherwise require to be asserted in a legal proceeding in a New York Court) in any such action or proceeding;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 7.2 or at such other address of which the Note Collateral Agent (in the case of any other party hereto) or the Company (in the case of the Note Collateral Agent) shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.10 any punitive damages.
Section 7.11    Acknowledgments. The Company hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;
(b)    none of the Note Collateral Agent or any other Secured Party has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Company, on the one hand, and the Note Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Company and the Secured Parties.
Section 7.12    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
Section 7.13    Releases.
(a)    Subject to Section 106 of the Indenture, the Collateral shall be released from the Lien and security interest created by this Agreement, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of Section 1202 of the Indenture. Upon such release, all rights in the Collateral so released shall revert to the Company.
(b)    The Note Collateral Agent and, if necessary, the Trustee shall, at the Company’s expense, execute, deliver or acknowledge such instruments or releases to evidence and shall do or cause to be done all other acts reasonably requested by the Company to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to the Indenture.
Section 7.14    Agent for Service of Process. The Company has validly and effectively appointed Corporate Creations Network Inc., with offices on the date hereof at 99 Hudson Street, 5th Floor, New York, NY 10013, as its authorized agent upon which process may be served in any action, suit or proceeding arising in connection with the Note Documents. If for any reason such agent hereunder shall cease to be available to act as such, the Company agrees to designate a new agent in the Borough of Manhattan, New York City, New York.
[Remainder of page left blank intentionally; signature page to follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.
AMBAC LSNI, LLC

By: /s/ David Trick	Name: David Trick
Title:    Executive Vice President, Chief     Financial Officer and Treasurer

[Signature Page to Secured Notes Collateral Agreement]

Acknowledged and Agreed to as
of the date hereof by:

The Bank of New York Mellon,
in its capacity as Note Collateral Agent
By: /s/ Stacey B. Poindexter
    Name:    Stacey B. Poindexter
    Title:    Vice President

[Signature Page to Secured Notes Collateral Agreement]

SCHEDULE 1
NOTICE ADDRESS OF THE COMPANY
Ambac LSNI, LLC
c/o Ambac Financial Group, Inc.
1 State Street Plaza
New York, NY 10004
Attention: General Counsel

with copies to:
Debevoise & Plimpton
919 Third Avenue
New York, New York 10022
Attention: Steven J. Slutzky and Scott B. Selinger
Facsimile: 212-909-6836
Telephone: 212-909-6000

Annex 1-A-1

SCHEDULE 2
PERFECTION MATTERS

UCC Filings

State	Filing Office	Document Filed
District of Columbia	DC Office of Recorder of Deeds	Form UCC-1
New York	New York Division of Corporations, State Records and UCC	Form UCC-1

Annex 1-A-2